                                                           ---------------------
                                                            Page 10 of 10
                                                           ---------------------

                                    EXHIBIT 2

                            AGREEMENT OF JOINT FILING


         AlixPartners, LLC, Alix Partners Holdings, Inc. (formerly known as Jay Alix & Associates, Inc.), and Jay Alix hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.

                                ALIXPARTNERS, LLC

                                By:  AlixPartners Holdings, Inc., its Manager

Dated: August 30, 2002               By: /s/ Melvin R. Christiansen
                                        ---------------------------------------
                                          Melvin R. Christiansen
                                          Its:  Treasurer




                                ALIXPARTNERS HOLDINGS, INC.,
                                formerly known as Jay Alix & Associates,
                                Inc.


Dated:  August 30, 2002         By: /s/ Melvin R. Christiansen
                                   --------------------------------------------
                                     Melvin R. Christiansen
                                     Its:   Treasurer



Dated:  August 30, 2002         /s/ Jay Alix
                                -----------------------------------------------
                                JAY ALIX